certification

Robert Stark, President, and Madeline Arment, Treasurer, of the Nomura Alternative Income Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the fiscal year ended March 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Nomura Alternative Income Fund	Nomura Alternative Income Fund
/s/ Robert Stark	/s/ Madeline Arment
Robert Stark, Principal Executive Officer/President	Madeline Arment, Principal Financial Officer/Treasurer

Date:	6/9/25	Date:	6/9/25